SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                              TB Wood's Corporation
                ________________________________________________
                (Name of Registrant as Specified In Its Charter)

            ________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title  of each  class of  securities  to  which  transaction  applies:
          __________________________________________________________________

     2)   Aggregate   number  of  securities  to  which   transaction   applies:
          __________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:
          __________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:
          __________________________________________________________________

     5)   Total fee paid:
          __________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          ________________________________________________________________

     2)   Form, Schedule or Registration Statement No.:
          ________________________________________________________________

     3)   Filing Party:
          ________________________________________________________________

     4)   Date Filed:
          ________________________________________________________________

                         NOTICE OF ANNUAL MEETING OF THE
                                 STOCKHOLDERS OF
                              TB WOOD'S CORPORATION






TO THE STOCKHOLDERS OF
TB WOOD'S CORPORATION:


     The Annual Meeting of Stockholders of TB Wood's Corporation (the "Company") will be held at Harbor Court Hotel, 550 Light Street, Baltimore, Maryland on April 11, 1997, commencing at 10:00 a.m., at which meeting only holders of the Company's Common Stock of record at the close of business on March 10, 1997, will be entitled to vote, for the following purposes:

          1. To elect one director of the second class;

          2. To consider and act upon management's proposal to adopt the TB Wood's Corporation Employee Stock Purchase Plan; and

          3. To transact such other and further business, if any, as may be lawfully brought before the meeting.


     You are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, please execute the enclosed proxy and mail it promptly. Should you attend the meeting, you may revoke your proxy and vote in person. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.


                                                 TB WOOD'S CORPORATION




                                                  By:
                                                       Emma K. Gross
                                                       Corporate Secretary

Chambersburg, Pennsylvania

March 25, 1997

                              TB WOOD'S CORPORATION
                 440 North Fifth Avenue, Chambersburg, PA 17201


                                 PROXY STATEMENT


          FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 11, 1997

     This proxy statement is furnished to the stockholders of TB Wood's Corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Friday, April 11, 1997, at 10:00 a.m., at Harbor Court Hotel, 550 Light Street, Baltimore, Maryland, and at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors (the "Board") does not know of any business to be presented for consideration at the Annual Meeting or any adjournment thereof other than as stated in the Notice of Annual Meeting. This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about March 25, 1997.

     Whether or not you expect to be personally present at the Annual Meeting, you are requested to fill in, sign, date and return the enclosed form of proxy. Any person giving such proxy has the right to revoke it at any time before it is voted by giving written notice to the Secretary of the Company. All shares of TB Wood's Corporation common stock, par value $.01 per share (the "Common Stock") represented by duly executed proxies in the accompanying form will be voted as directed unless proxies are properly revoked prior to the voting thereof. If the proxy is signed and returned without any direction given, shares will be voted FOR the election of the nominee of the Board and FOR the adoption of the TB Wood's Corporation Employee Stock Purchase Plan.

     The close of business on March 10, 1997, has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were outstanding and entitled to be voted at the Annual Meeting 5,827,397 shares of Common Stock. The holders of the Common Stock will be entitled to one vote for each share of Common Stock held of record on the Record Date.

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended January 3, 1997, accompanies this proxy statement.

     The solicitation of this proxy is made by the Board. The solicitation will be by mail and the expense thereof will be paid by the Company. Solicitation of proxies may be made by telephone or telegram by directors, officers or other employees of the Company.


     ELECTION OF DIRECTOR

     The Board is divided into three classes, with the terms of each class ending in successive years. At the Annual Meeting, one director of the Company is to be elected for a term ending at the 2000 Annual Meeting of Stockholders, or until his successor has been elected and has qualified. Certain information with respect to the nominee for election as director proposed by the

Company and the other directors whose terms of office as directors will continue after the Annual Meeting is set forth below. Should the nominee be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person or persons as the Board may recommend.

     Information Regarding the Nominee for Director to be Elected in 1997 for a Term Ending in 2000.

     Second Class

     Michael L. Hurt - President and Director of the Company, Age 51, present term expires 1997; Director and President of the Company since its formation in 1995; President and a Director of TB Wood's Incorporated, a wholly owned subsidiary of the Company ("TBW") since January 1991; before joining the Company, Mr. Hurt spent 23 years, serving most recently as Divisional General Manager, at The Torrington Company, a subsidiary of Ingersoll-Rand Corp., a worldwide manufacturer and marketer of bearings. Mr. Hurt is a Registered Professional Engineer and holds an MBA from Clemson-Furman University and a BSME from Clemson University.

     Information Regarding the Directors Who Are Not Nominees for Election and Whose Terms Continue Beyond 1997.

     First Class

     Thomas C. Foley - Chairman of the Board and Director of the Company; Age 45; Present term expires 1999; Director of the Company since its formation in 1995; served as Chairman of the Board of Directors of TBW since December 1986; President and a director of The NTC Group, Inc. and a director of The Bibb Company, as well as a director of several private companies; Mr. Foley was a Vice President of Citicorp Venture Capital Ltd., an investment subsidiary of Citibank, N.A., from November 1981 through May 1985 when he left Citicorp
Venture Capital Ltd. to form The NTC Group, Inc.; prior to joining Citicorp Venture Capital, Ltd., Mr. Foley was a consultant with McKinsey & Co. from July 1979 to November 1981. Mr. Foley holds an AB from Harvard College and an MBA from Harvard Business School. On July 3, 1996, The Bibb Company filed a voluntary petition under Federal Bankruptcy laws as part of a "prepackaged" restructuring. The Bibb Company's plan of reorganization was confirmed and became effective during September of 1996.

     Craig R. Stapleton - Director of the Company; Age 51, present term expires 1999; Director of the Company since 1996. Mr. Stapleton is President of Marsh & McLennan, Real Estate Advisors, Inc. (real estate management). Mr. Stapleton is also a director of Allegheny Properties, Inc. (real estate investments) and Vacu-Dry Company. He holds an MBA from Harvard Business School and a BA from Harvard College.

     Third Class

     Jean-Pierre L. Conte - Director of the Company; Age 33, present term expires 1998; Director of the Company since its formation in 1995; Director of TBW since 1990; served as a Vice President of The NTC Group, Inc. from July 1989 to March 1995; currently a principal of Genstar Capital LLC. Mr. Conte holds an MBA from Harvard Business School and a BA from

Colgate University.

BOARD OF DIRECTORS AND COMMITTEES

     The Board currently consists of four members and is classified into three classes. One class of directors is elected each year, and the members of such class hold office for a three-year term or until their successors are duly elected and qualified. There were four meetings of the Board during 1996.

     The Company had no standing nominating committee during 1996. The Audit Committee reports to the Board and provides assistance to the Board in discharging its responsibilities in connection with the financial accounting practices of the Company and the internal controls related thereto and represents the Board in connection with the services rendered by the Company's independent accountants. Messrs. Conte and Stapleton serve on the Audit Committee. The Compensation Committee reports to the Board and is responsible for the review of executive compensation. Messrs. Conte and Stapleton serve on the Compensation Committee. The Audit Committee held one meeting in 1996. The Compensation Committee had no meetings in 1996, but had a meeting to establish compensation in January of 1997. Each director of the Company attended at least 75% of the aggregate meetings held by the Board and by the Committees on which he served.

     Director Nomination Procedures

     Nominations for election of directors of the Company may be made by the Board or by any stockholder entitled to vote in the election of directors. The Company's Bylaws require that stockholders intending to nominate candidates for election as directors deliver written notice thereof to the Secretary of the Company no later than 60 days in advance of the meeting of stockholders; provided, however, that in the event that the date of the meeting is not publicly announced by the Company by inclusion in a report filed with the Securities and Exchange Commission or furnished to stockholders, or by mail, press release or otherwise more than 75 days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of the Company no later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was so communicated. The Company's Bylaws further require that the notice by the stockholder set forth certain information concerning such stockholder and the stockholder's nominees, including their names and addresses, a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, the class and number of shares of the Company's stock owned or beneficially owned by such stockholder, a description of all arrangements or understandings between the stockholder and each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such stockholder and the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with these requirements.

         Compensation Of Directors

     The Company paid an aggregate of $46,868 of directors' fees in 1996 for directors who were not employees or officers of the Company. Mr. Foley is compensated by the Company for his services as Chairman in an amount equal to $250,000 per annum plus a cash bonus and other incentive compensation to be determined by the Company. Directors who are employees of the Company do not receive additional compensation for serving on the Board or Committees. Each outside Director receives an annual fee of $30,000, a meeting attendance fee of $1,000 and reimbursement of applicable travel and other expenses.


MANAGEMENT

     Executive officers are appointed by, and serve at, the discretion of the Board. There are no family relationships among any of the directors or executive officers of the Company. The current executive officers of the Company, each of whom is elected for a term of one year or until his successor is duly elected and qualified, are:

Thomas C. Foley               45   Chairman and Director

Michael L. Hurt               51   President and Director

Michael H. Iversen            52   Executive Vice President - Sales and
                                   Marketing

Carl R. Christenson           37   Vice President - Mechanical Products

Cedric A. Cleminson           61   President of Plant Engineering Consultants,
                                   Inc. ("PEC")

Harold L. Coder, III          45   Vice President, Sales

David H. Halleen              57   Vice President of Finance, Chief Financial
                                   Officer and Treasurer

William R. Juergens           47   Vice President of Quality/Human Resources

Willard C. Macfarland, Jr.    41   Vice President - International Operations and
                                   President of TB Wood's Canada Ltd.

Lee J. McCullough             52   Vice President - Electronic Products

James E. Williams             50   Vice President, Marketing - Mechanical
                                   Products

     Mr. Iversen has been Executive Vice President of TBW since January 1992, and is responsible for sales and marketing. Prior to joining the Company, Mr. Iversen spent 25 years, serving most recently as Director of Sales to Original Equipment Manufacturers, at The Torrington Company, a subsidiary of
Ingersoll-Rand  Corp.  Mr.  Iversen  holds  a  BIE  from  Georgia  Institute  of
Technology.

     Mr. Christenson has been Vice President of Mechanical Products of TBW since October 1994. Mr. Christenson joined TBW in June 1991 as Director of Mechanical Engineering and soon thereafter assumed the additional responsibility of Vice President of Engineering - Mechanical Products. Prior to that he was a Product Manager at The Torrington Company, from 1984 to 1991. Mr. Christenson holds an MBA from Rensselaer Polytechnic Institute, and an MSME and BSME from The University of Massachusetts.

     Mr. Cleminson has been President of PEC, a wholly-owned subsidiary of TBW, since January 1995. Mr. Cleminson joined TBW as Vice President Marketing - Electronics Products in May 1994. Previously he was Vice President of Marketing and Strategic Planning of the industrial electronic controls division at Emerson/Control Techniques, Inc. from 1991 to May 1994. Mr. Cleminson holds an Advanced Business Degree from Bowling Green University, and an EE from Faraday House Electrical College of London, United Kingdom.

     Mr. Coder has been Vice  President,  Sales of TBW since October  1991,  Mr.
Coder joined TBW in June 1973, as a Field Sales Engineer Trainee, and subsequently spent ten years in field sales. Since 1983, Mr. Coder has been in sales management positions including Manager Distributor Sales and Manager Field Sales. Mr. Coder holds a BS degree from Shippensburg University.

     Mr. Halleen has been Vice President of Finance, Chief Financial Officer and Treasurer of the Company since its formation. Mr. Halleen has been Vice President of Finance, Chief Financial Officer and Treasurer of TBW since June 1992. From 1980 to 1991 he was Vice President of Finance and Chief Financial Officer of Cissell Manufacturing Company. Mr. Halleen is a Certified Management Accountant and holds a BSBA from Niagara University.

     Mr. Juergens has been Vice President of Quality/Human Resources of TBW since September 1994. Mr. Juergens joined TBW in October 1985 as Director of Quality Assurance and has assumed the additional responsibility of Vice President of Human Resources. Mr. Juergens holds an MBA from Frostburg State University, and MS and BSIE degrees from Western Michigan University.

     Mr. Macfarland has been Vice President - International Operations since May 1996 and President of TB Wood's Canada Ltd. since August 1994. From 1989 to August 1994, Mr. Macfarland was Director - Marketing and Sales of Roller Bearing Company of America. Mr. Macfarland holds an MBA from Case Western Reserve University and a BSME degree from Worcester Polytechnic Institute.

     Mr. McCullough has been Vice President - Electronic Products of TBW since February 1994. Mr. McCullough joined TBW in December 1991 as Marketing Manager of Electronic Products and assumed the responsibility of Vice President of the Electronics Division in February 1994. Prior to joining the Company, Mr. McCullough was Vice President of Electronic Drives at Ranco Controls, Inc., from 1988 to December 1991. Mr. McCullough holds an MBA from the University of Wisconsin - Milwaukee and a BSEE from the University of Illinois.

     Mr. Williams has been Vice President, Marketing - Mechanical Products of TBW since December 1994. Mr. Williams joined TBW in September 1993 as Program Manager and assumed responsibility for installation of the new Management Information System. Prior to joining the

Company, Mr. Williams spent 23 years in various management positions, including Product Manager, Distribution Services Manager, and Purchasing Manager at a division of Ingersoll-Rand Corp. Mr. Williams holds a BS degree from Indiana University.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of March 14, 1997 regarding all persons known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock. The table also includes security ownership for each director of the Company, the Company's President, each of the Company's four other most highly compensated executive officers for fiscal year 1995, and all executive officers and directors as a group. Except as noted below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except for shares deemed to be beneficially owned by them. The address of each person is c/o the Company, 440 North Fifth Avenue, Chambersburg, Pennsylvania 17201.

         Security Ownership of Certain Beneficial Owners and Management

                                                Number of         Percent of
Name                                              Shares (1)       Of Class (2)
-------------------------------------------------------------------------------
Wellington Management Company, LLP .............. 575,000(3) ........ 9.9%
         75 State Street
         Boston, MA  02109

State of Wisconsin Investment Board ............. 475,000(4) ........ 8.2%
         P. O. Box 7842
         Madison, WI  53707

Wellington Trust Company, NA .................... 385,000(5) ........ 6.6%
         75 State Street
         Boston, MA  02109

FMR Corp., Edward C. Johnson III
and Abigail P. Johnson .......................... 354,500(6) ........ 6.1%
         c/o 82 Devonshire Street
         Boston, MA  02109

Thomas C. Foley .................................2,768,758(7) ....... 47.5%
 Director and Chairman

Michael L. Hurt .................................  100,657 ..........  1.7%
 Director and President

Jean-Pierre L. Conte ............................        0 ..........   *
 Director

Craig R. Stapleton ..............................   15,000 ..........   *
 Director

Michael H. Iversen ..............................   16,100 ..........   *
 Executive Vice President - Sales and Marketing

Carl R. Christenson .............................    9,281 ..........   *
 Vice President - Mechanical Products

David H. Halleen ................................    7,750 ..........   *
 Vice President of Finance, Treasurer and
 Chief Financial Officer

Willard C. Macfarland, Jr. ......................        0 ..........   *
 Vice President - International Operations and President TB Wood's Canada Ltd.

All executive officers and directors as a group
(13 persons) ....................................2,934,713 ..........50.4%

1 Includes options exercisable within sixty days of March 14, 1997 in the following amounts: Michael L. Hurt 41,447 Carl R. Christenson 4,219 Michael
     H. Iversen 6,750 David H. Halleen 5,750 All executive officers and directors as a group 68,916

2    * Indicates less than one percent of class.

3 Information concerning the shares beneficially owned by Wellington Management Company, LLP ("Wellington") was obtained from a Schedule 13G filed as of February 13, 1997. The filing indicates that in its capacity as investment adviser, Wellington may be deemed to beneficially own 575,000 shares of the Company's Common Stock. Wellington reports that it has no sole voting power with respect to any shares of the Company's Common Stock, shared voting power with respect to 345,000 shares of the Company's Common Stock and shared dispositive power with respect to 575,000 shares of the Company's Common Stock.

4 Information concerning the shares beneficially owned by the State of Wisconsin Investment Board was obtained from a Schedule 13G filed as of February 3, 1997.

5 Information concerning the shares beneficially owned by Wellington Trust Company ("WTC") was obtained from a Schedule 13G filed as of February 21, 1997. The filing indicates that in its capacity as investment adviser, WTC may be deemed to beneficially own 385,000 shares of the Company's Common Stock. WTC reports that it has no sole voting power with respect to any shares of the Company's Common Stock, shared voting power with respect to 195,000 shares of the Company's Common Stock and shared dispositive power with respect to 385,000 shares of the Company's Common Stock.

6    Information  concerning the shares  beneficially owned by FMR Corp., Edward
     C. Johnson III and Abigail P. Johnson was obtained from a Schedule 13G filed as of February 13, 1997. The filing indicates that in its capacity as investment adviser, Fidelity Management and Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp., is the beneficial owner of 354,500 shares of the Company's Common Stock. FMR Corp. reports that it has no sole or shared voting power with respect to any shares of the Company's Common Stock, and sole disposition power with respect to 354,500 shares of the Company's Common Stock. Mr. Edward C. Johnson III is Chairman of FMR Corp. and owns approximately 12% of the aggregate voting stock of FMR Corp. Members of the Edward C. Johnson III family, and trusts for their benefit, are the predominant owners of Class B shares of common stock of FMR Corp. Abigail Johnson is a director of FMR Corp. and owns 24.5% of the aggregate voting stock of FMR Corp. The Class B shareholders of FMR Corp. have entered into a shareholders agreement. Accordingly, through their ownership of voting common stock and execution of the shareholders agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

7 Includes 72,922 shares of Common Stock over which Mr. Foley has granted stock options to Mr. Conte and 6,000 shares of Common Stock over which Mr. Foley has granted stock options to a former employee of NTC.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth certain information concerning the compensation paid or accrued by the Company for services rendered during the fiscal year ended January 3, 1997 by the Company's Chairman, President and each of the Company's next four most highly paid executive officers (the "Named Officers") whose salary and bonus exceeded $100,000 for fiscal year 1996.

     Summary Compensation Table

                               Annual Compensation
                               -------------------

                                                    Fiscal                           All Other
Name and Principal Position ......................   Year     Salary      Bonus      Compensation
--------------------------------------------------   ----     ------      -----      ------------

Thomas C. Foley ..................................   1996   $229,167   $250,000      $    655(1)
Chairman .........................................   1995       --         --            --

Michael L. Hurt ..................................   1996    228,750    305,000        28,736(2)
President ........................................   1995    213,749    371,000        28,810

Carl R. Christenson ..............................   1996     96,750     75,000        10,073(3)
Vice President - Mechanical ......................   1995     88,333     65,000         9,965
Products

Willard C. Macfarland, Jr ........................   1996    102,198     50,000        29,570(4)
Vice President - International Oper ..............   1995     98,333     40,000        29,115
and President TB Wood's Canada Ltd. ..............

Michael H. Iversen ...............................   1996    120,000     40,000        12,814(6)
Executive Vice President - .......................   1995    120,000     55,000        12,730
Sales & Marketing

David H. Halleen .................................   1996     93,753     40,000         9,878(7)
Vice President of Finance, .......................   1995     88,500     45,000         9,654
Treasurer and Chief Financial Officer

1    Includes $655 in life insurance premium payments by the Company.

2 Includes $2,016 in life insurance premium payments by the Company, $4,500 in Company matching contributions to the Company's 401(k) plan, and $20,000 in split dollar life insurance premium payments by the Company.

3 Includes $203 in life insurance premium payments by the Company, $4,500 in Company matching contributions to the Company's 401(k) plan, and $5,000 in split dollar life insurance premium payments by the Company.

4 The Company has provided a $250,000 interest free secured loan to Mr. Macfarland on May 31, 1996 to assist in his relocation to Chambersburg, PA. Mr. Macfarland derived an estimated benefit in the amount of $10,208, based on a market interest rate of 7%, as a result of such interest free loan.



                                       9

5 Includes $160 in life insurance premium payments by the Company, $3,695 in Company matching contributions to the Company's 401(k) plan, $2,722 in housing allowance, $14,380 in moving allowance, and $4,113 in auto allowance, and $4,500 for tax preparation.

6 Includes $1,094 in life insurance premium payments by the Company, $4,500 in Company matching contributions to the Company's 401(k), and $5,000 in split dollar life insurance premium payments by the Company.

7 Includes $1,260 in life insurance premium payments by the Company, $4,118 in Company matching contributions to the Company's 401(k) plan, and benefits payable by the Company pursuant to an Annuity Funding/Deferred Compensation Agreement (the "Funding Agreement"). Pursuant to the Funding Agreement, the Company credits $4,500 to a deferred benefit account for each year of Mr. Halleen's service and, during the initial ten years of the Funding Agreement, any distributions from the deferred benefit account must be applied to fund a retirement annuity of which Mr. Halleen is a beneficiary.

The following information relates to compensation received or earned by the Company's Chairman, President and each of the other four most highly compensated executive officers of the Company for the fiscal year 1996.

     Stock Options

     The following table provides information related to options previously granted to Named Officers prior to fiscal year 1996.

                                   Aggregated Option Exercises in Last Fiscal Year
                                       and Fiscal Year-End Option Values(1)(2)

                                Shares .                Number of Securities
                                Acquired                Underlying Unexercised        Value of Unexercised In-the
                                on .....      Value     Options at FY-end             Money Options at FY-End (3)
                                Exercise     Realized   (Exercisable/Unexercisable)   (Exercisable/Unexercisable)
Name                              (#)           ($)            (#)                              ($)
-----------------------------------------------------------------------------------------------------------------

Thomas C. Foley ............       0               0                     0                               0

Michael L. Hurt ............  59,210         349,339         41,447/57,236                 381,831/527,286

Carl R. Christenson ........   5,062          24,703          4,219/13,219                  33,509/104,991

Willard C. Macfarland, Jr. .       0               0                     0                               0

Michael H. Iversen .........   9,000          53,590          4,500/16,500                  41,816/153,326

David H. Halleen ...........   2,000           6,930          5,750/14,750                   38,252/98,124

1    The Company has not granted any Stock Appreciation Rights.

2 All options are non-qualified options to purchase Common Stock. The options vest in installments as follows: the options vest as to 30% of the shares covered thereby on the second anniversary of the measuring date (as defined in the related stock option agreement), the options vest as to an additional 15% of the shares covered thereby on each of the third through the sixth anniversary of the measuring date and the options vest as to the remaining 10% of the shares covered thereby on the seventh anniversary of the measuring date. In the event that the employment of an option holder is terminated without cause by the Company during the vesting period, the option holder forfeits all rights with respect to the unvested portion of the option. In the event that the option holder voluntarily terminates his employment or his employment is terminated for cause during the vesting period, the option holder forfeits all rights with respect to all portions of the option. Options are subject to accelerated vesting upon the sale or merger of the Company. As of and after June 30, 1996, 50% of all unexercised vested options became immediately exercisable as such options became vested. The options are exercisable as to the remaining shares covered thereby on or after the seventh anniversary of the measuring date and until one year thereafter, at which time they expire. The options are exercisable at an option price which equals an amount set forth in the related option agreement plus an amount added thereto at the end of each year equal to the product of the option price as last adjusted multiplied by 6.0% in each of the years prior to the seventh anniversary of the measuring date and 3.0% after the seventh anniversary of the measuring date. The option price is adjusted annually. The exercise price set forth herein gives effect to such adjustment as of the date such options are exercisable.



                                       11

3 Value calculated as the difference between the fair market value of the Common Stock on January 3, 1997 and the option exercise price.

PROPOSAL TO ADOPT THE TB WOOD'S EMPLOYEE STOCK PURCHASE PLAN.

     The Board of Directors has adopted and recommends that the shareholders approve the TB Wood's Corporation Employee Stock Purchase Plan (the "Plan"). The purpose of the Plan is to assist the Company in attracting and retaining employees by offering them a greater stake in the Company's success and a closer identity with it, and to encourage ownership of the Company's stock by employees. The Plan will accomplish these goals by allowing eligible employees of the Company and its subsidiaries an ongoing opportunity to purchase the Company's Common Stock through payroll deduction at a discounted price. The total number of shares of the Company's Common Stock available for purchase under the Plan is 500,000 subject to adjustments for stock splits, stock dividends and the like.

Eligibility

     Full-time and part-time employees of the Company and its subsidiaries who have completed 12 consecutive months of employment are eligible to participate in the Plan. There are approximately 700 employees eligible for the Plan. Participation in the Plan automatically terminates upon an employee's ceasing to be an employee of the Company or one of its subsidiaries.

Participant Contributions

     An eligible employee participates in the Plan by electing to make after-tax payroll contributions in an amount equal to not less than one percent and not more than 15 percent of his or her base compensation. A participant's payroll contributions to the Plan are allocated to a bookkeeping reserve account ("Account") and used to purchase Common Stock on a quarterly basis.

     Because the number of shares of Common Stock purchased by an eligible employee is dependent upon the amount such employee contributes to the Plan, it is not possible at this time to determine the number of shares of Common Stock that will be acquired under the Plan by any one employee or group of employees.

Purchase of Common Stock

     The Plan permits participants to purchase Common Stock at a 10 percent discount. The Plan operates on a quarterly basis ("Offering Periods"). Contributions allocated to a participant's Account during an Offering Period are used to buy shares of Common Stock on the last day of such Offering Period. The purchase price of a share of Common Stock under the Plan will be the lesser of:

          90 percent of the closing price of the Common Stock on the New York Stock Exchange (the "Exchange") on the last day of the Offering Period; or

          90 percent of the closing price of the Common Stock on the Exchange on the first day of the Offering Period.

     Each participant is deemed to legally own all Common Stock allocated to his or her Account and is entitled to exercise all of the rights and privileges associated with ownership of the Common Stock, including voting, tendering and receiving dividends on such Common Stock.

     The Company may acquire Common Stock for use under the Plan from authorized but unissued shares, treasury shares, in the open market or in privately negotiated transactions. The Company will pay all commissions, fees and other charges related to the Plan's acquisition of Common Stock.

Administration

     The Stock Purchase Plan Committee, designated by the Board of Directors, has the full and exclusive authority to administer the Plan. The Committee shall interpret the provisions of the Plan and make all determinations necessary for the administration of the Plan.

Amendment and Termination

     The Board of Directors has authority to amend the Plan at any time. However, certain amendments require the approval of a majority of the Company's shareholders. Without shareholder approval, no amendment may be made: (i) increasing the maximum number of shares available for purchase under the Plan;
(ii) modifying the Plan's eligibility requirements; or (iii), causing the Plan to fail the requirements of Section 423 of the Internal Revenue Code.

     The Board of Directors also has authority to terminate the Plan at any time. In any event, if not earlier terminated by the Board of Directors, the Plan will automatically terminate when the participants have purchased all of the shares of Common Stock available under the Plan.

Federal Tax Treatment

     The Plan is an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. Therefore, a participant who purchases shares of Common Stock under the Plan will not be subject to Federal income tax on the difference between the fair market value of the shares and the price actually paid for such shares at the time of purchase. The Company is not entitled to a deduction for the difference between the fair market value of the shares and the price paid for such shares.

     If a participant disposes of Common Stock purchased under the Plan after owning the shares for at least two years, the participant will be treated as having ordinary compensation income equal to the lesser of (i) the excess of the fair market value of the Common Stock on the date it was purchased over the actual purchase price, or (ii) the excess of the fair market value of the Common Stock at the time of disposition over the actual purchase price. The amount of the compensation income is then added to the participant's basis in the Common Stock. The difference between the amount realized on the sale of the Common Stock and the participant's adjusted basis will be treated as a capital gain or loss.

     If a participant disposes of Common Stock purchased under the Plan before owning it for at least two years, the participant will be treated as having ordinary compensation income equal to the excess of the fair market value of the Common Stock on the date it was purchased over the actual purchase price. Any additional appreciation in the Common Stock is treated as a capital gain. In addition, if a participant disposes of Common Stock before owning it for at least two years, the Company is entitled to a tax deduction equal to the amount of income treated as compensation by the participant.

Requisite Vote

     To be adopted, the Plan requires the affirmative vote of a majority of the votes represented at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE STOCK PURCHASE PLAN.


COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act") requires the Company's directors, officers and persons who own more than 10% of a registered class of the Company's Common Stock to file reports about their beneficial ownership of the Company's Common Stock. All the directors and officers of the Company filed reports as required by Section 16(a) of the Exchange Act with respect to the fiscal year 1996 on a timely basis except Messrs. Hurt and Cleminson each of whom failed to timely file one report with respect to one transaction.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Board established a separate Compensation Committee in March 1996 consisting of independent directors Messrs. Conte and Stapleton.


REPORT OF THE COMPENSATION COMMITTEE REGARDING COMPENSATION

     During 1996, the Company appointed the Compensation Committee of the Board of Directors consisting of Messrs. Stapleton and Conte.

     Executive Compensation Program. The Company's executive compensation program is designed to attract and retain highly-qualified executives and to motivate them to contribute to the Company's goals and objectives and its overall financial success. The Company's Board of Directors believes that executives should have a greater portion of their compensation at risk than other employees, and that compensation should be tied directly to the performance of the business. Compensation for the Company's executives consists of both cash and equity-based compensation. In determining executive compensation, the Compensation Committee reviews and evaluates information supplied by management and bases decisions on management recommendations as well as on the Company's performance and on the individual's contribution and performance.

     Salary. The Compensation Committee reviews the salary of each executive officer in relation to previous salaries and with regard to industry compensation levels and general economic conditions. The salaries are set at levels intended to reward achievement of individual and company goals and to motivate and retain highly qualified executives whom the Board of Directors believes are important to the continued success of the Company. While the Compensation Committee's decisions are in part subjective rather than solely based on formulas, the Compensation Committee does consider various measures of the financial performance of the Company in absolute terms and in relation to internal performance goals.

     Bonuses. The Company's annual incentive payments to executive officers are intended to encourage and reward excellent individual performances by managers who make significant contributions to the Company's financial success. During 1996, annual incentive opportunities were based upon achievement of both current financial performance objectives and individual operating objectives related to longer-term performance. For 1996, the Company significantly exceeded the minimum return on investment performance goals set by the Company in the beginning of 1996, and the minimum individual operating objectives were met or exceeded by each of the Named Officers identified in the Summary Compensation Table. Accordingly, Messrs. Foley, Hurt, Iversen, Christenson, Halleen and Macfarland earned bonuses.

     1996 Compensation of Chairman and President

     Chairman

     The Compensation Committee determined the 1996 compensation for Mr. Foley in accordance with the guidelines described above. Mr. Foley's salary of $229,167 (prorated for the period beginning after the Company's initial public offering) was set at a base amount of $250,000 at the time of the Company's initial public offering. Mr. Foley's bonus of $250,000 was based upon his strategic expertise which contributed significantly to the successful completion of the Company's initial public offering and several acquisitions during 1996.

     President

     The Compensation committee determined the 1996 compensation for Mr. Hurt in accordance with the guidelines described above. Mr. Hurt's salary increased in 1996 from $213,749 to $228,750, based upon an evaluation of his performance and the Company's financial performance as well as a cost of living increase. No specific weighting was assigned to these factors in determining the base salary increase. Mr. Hurt's bonus decreased in 1996 from $371,000 to $305,000 based upon achievement of certain current return on investment performance objectives and individual operating objectives related to longer-term performance. The initiatives and programs put in place by Mr. Hurt since he joined the Company in 1991 have contributed significantly to the Company's improved financial performance. In addition, Mr. Hurt's annual incentive award for 1996 was based on his successful management of several acquisitions during 1996.

     Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally imposes a $1 million limit on the deductibility of compensation paid to executive officers of public companies. The Compensation Committee believes that all of the compensation awarded to the Company's executive officers during 1996 is fully deductible in accordance with this limit.

     This report is respectfully submitted by the members of the Compensation Committee of the Company.


                                                   COMPENSATION COMMITTEE
                                                       Craig R. Stapleton
                                                       Jean-Pierre L. Conte

PERFORMANCE GRAPH

                                  Comparison of
                         Cumulative Total Returns Among
                     TB Wood's, Russell 2000, and Peer Group

     The stock price information shown in the table below is not necessarily indicative of future price performance.


     Measurement Period       TBW            Russell 2000        Peer Group
     ------------------       ---            ------------        ----------
          2/8/96              100                 100                 100
          1/3/97              100                 113                 116


No published industry index accurately mirrors the Company's business. Accordingly, the Company has created a special peer group index ("Peer Group") of companies operating in the power transmission or mechanical manufacturing industries. The Peer Group includes the following: Baldor Electric Company; Bridgeport Machines, Inc.; Franklin Electric Co., Inc.; MagneTek, Inc.; Kollmorgen Corp.; and Regal-Beloit Corporation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Transactions With The Bibb Company

     On April 2, 1993, TBW completed a series of transactions to effect a comprehensive refinancing of its debt (the "Refinancing"). In connection with the Refinancing in 1993, TBW issued two junior subordinated promissory notes in the aggregate principal amount of $15.2 million (the "Junior Subordinated Notes") together with detachable warrants to purchase up to 375,000 shares of Common Stock to The Bibb Company. The Junior Subordinated Notes consisted of a $2.0 million non-interest-bearing promissory note (which was repaid in August
1994) and a $13.2 million promissory note due April 1, 2003. During July 1996, the Company repurchased the $13.2 million note (plus paid-in-kind interest of approximately $3.5 million) from The Bibb Company for approximately $10.7 million in cash. In February 1996, in connection with the Company's initial public offering, The Bibb Company sold all 375,000 shares of Common Stock it acquired under the warrants.

     Purchase of Minority Interest in Canadian Subsidiary

     In February 1996, the Company acquired all of the outstanding shares of capital stock of TBW's Canadian subsidiary not previously owned by TBW (representing approximately 21% of such outstanding shares) for $1.6 million in the aggregate from certain of the Company's stockholders, including Mr. Foley.

INDEPENDENT AUDITORS

     Arthur Andersen LLP was the auditor for the 1996 fiscal year and has been selected as the Company's auditor for the 1997 fiscal year. Representatives of Arthur Andersen LLP will be present at the Annual Meeting with an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

VOTING

     The holders of a majority of the outstanding shares of Common Stock must be present in person or by proxy to constitute a quorum. When a quorum is present at the Annual Meeting, the affirmative vote of the holders of a plurality of the shares represented at the Annual Meeting or any adjournment thereof which actually vote is required to elect directors and the affirmative vote of the holders of a majority of the shares represented at the Annual Meeting is required to act on any other matters properly brought before the meeting. Shares represented by proxies which are marked "withhold authority" with respect to the election of any one or more nominees for election as directors, proxies which are marked to deny discretionary authority on other matters and broker non-votes, will be counted for the purpose of determining the number of shares represented at the meeting but will not be counted as voting.

STOCKHOLDER PROPOSALS

     Any stockholder proposals submitted for inclusion in the Company's Proxy Statement and proxy for the 1998 Annual Meeting of Stockholders must be received by the Secretary of the Company at the address appearing on the front page of this proxy statement no later than November 25, 1997, and must comply in all other respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion. In addition, any stockholder intending to present a proposal for consideration at the 1998 Annual Meeting of Stockholders must comply with certain provisions of the Company's Certificate of Incorporation and Bylaws.

ANNUAL REPORT ON FORM 10-K

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT. Exhibit A

                                   EXHIBIT A

                              TB WOODS' CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

     The TB Woods' Corporation Employee Stock Purchase Plan (the "Plan") is intended to provide the eligible employees of TB Woods' Corporation (the "Company") a convenient means of purchasing shares of the Company's Class A common stock, par value $ .01 per share (the "Stock"). The Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.
                                    ARTICLE I
                                   DEFINITIONS

     1.1. "Account" means the bookkeeping account established on behalf of each Participant by the Committee to record payroll deduction contributions made by such Participant and shares of Stock purchased on his behalf.

     1.2. "Board" means the Board of Directors of the Company.

     1.3. "Business Day" means each day on which the New York Stock Exchange is open for business.

     1.4. "Compensation" means all regular salary, wages or earnings but excluding overtime, commissions, bonuses, amounts realized from the exercise of a qualified or nonqualified stock option and other special incentive payments, fees or allowances.

     1.5. "Committee" means the committee appointed pursuant to Article VIII to administer the Plan.

     1.6. "Employee" means any person who is employed by the Company on a full-time basis or a part-time basis and whose customary employment is more than 20 hours per week.

     1.7.  "Effective  Date" means April 1, 1997,  subject to the  provisions of
Section 9.8 of the Plan.

     1.8. "Entry Date" means January I of each Plan Year.

     1.9. "Offering Commencement Date" means the first Business Day of each Offering Period.

     1.10. "Offering Period" means each calendar quarter.

     1.11. "Offering Termination Date" means the last Business Day of each Offering Period.

     1.12. "Participant" means an Employee who has met the eligibility requirements of Article 11 and who has elected to participate pursuant to an election under Section 3. 1.

     1.13. "Plan Year" means the 12-month period ending December 3 1, except that the initial Plan Year shall commence April 1, 1997 and end December 31, 1997.

     1. 14. "Shares" means shares of Stock that have been allocated to a Participant's Account.

     1.15. "Year of Service" means a consecutive 12-month period during which an individual was an Employee.

                                   ARTICLE II
                                   ELIGIBILITY

     2.1. Eligibility. Except as provided in Section 2.2 and Section 3.6, an Employee who has completed one Year of Service prior to April 1, 1997 and who continues to be employed by the Company shall be eligible to participate in the Plan as of April 1, 1997. All other Employees, except as provided in Section 2.2 and Section 3.6, shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the completion of one Year of Service.

     2.2. Eligibility Restrictions. A Participant who elects to terminate participation in the Plan in accordance with Section 3.5 shall be prohibited from participating in the Plan until the Entry Date next following the date of such termination.

                                   ARTICLE III
                                  PARTICIPATION

     3.1. Commencement of Participation. An eligible Employee may become a Participant in the Plan on any Entry Date by completing an enrollment and payroll deduction form and delivering it to the Company in accordance with procedures established by the Committee.

     3.2. Payroll Deduction. At the time a Participant files his enrollment and payroll deduction form, he shall elect to have after-tax deductions made from his Compensation at a rate of not less than one percent and not more than 15 percent.

     3.3. Participants' Accounts. All payroll deductions made from a Participant's Compensation shall be credited to his Account and used to purchase shares of Stock in accordance with Article V. Contributions credited to a Participant's Account shall not accrue interest or earnings during the period prior to being used to purchase shares of Stock in accordance with Article V.

     3.4. Changes in Payroll Deductions. The percentage designated by a Participant as his rate of contribution under Section 3.2 shall automatically apply to increases and decreases in his Compensation. Except as provided in
Section 3.5, a Participant may elect to change the rate of his contributions to any other permissible rate effective as of the first day of the first payroll period of any Offering Period provided the Participant files written notice with the Committee of an election to change his contribution rate at least ten (10) Business Days before the effective date of the election.

     3.5. Suspension and Resumption of Payroll Deductions. A Participant may terminate contributions under the Plan as of the first day of any payroll period by filing written notice thereof with the Committee at least ten (10) Business Days before the effective date of the termination. A Participant who has terminated his participation in the Plan in accordance with the preceding provisions, shall be prohibited from resuming contributions under the Plan until the following Entry Date. A Participant whose contributions have been terminated in accordance with the preceding provisions, may resume contributions under the Plan in accordance with Section 2.2.

     3.6. Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan under the following conditions:

          3.6.1. No Employee shall be granted an option if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

          3.6.2. No Employee shall be granted an option which permits his rights to purchase Stock under the Plan and all other employee stock purchase plans (as described in section 423 of the Code) of the Company to accrue at a rate which exceeds $25,000 of fair market value of such Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For purposes of this Section 3.6.2:

               3.6.2.1. the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year;

               3.6.2.2. the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year; and

               3.6.2.3. a right to purchase stock which has accrued under one option granted pursuant a plan may not be carried over to any other option.

                                   ARTICLE IV
                                    OFFERINGS

     4.1. Quarterly Offerings. The Plan shall be implemented through quarterly offerings of the Company's Stock. Each Offering Period shall begin on the Offering Commencement Date and shall end on the Offering Termination Date.

     4.2. Purchase Price. The "Purchase Price" per share of Stock with respect to each Offering Period shall be the lesser of-

          4.2.1. Ninety (90) percent of the official closing price of the Stock on the Offering Termination Date on the New York Stock Exchange (or on such other national securities exchange upon which the Stock may then be listed, hereinafter referred to as the "Exchange") or if no sale of Stock occurred on such date, the official closing price on the preceding Business Day- or

          4.2.2. Ninety (90) percent of the official closing price of the Stock on the Offering commencement date on the Exchange (or if no sale of Stock occurred on such date, the closing price on the preceding business day.

     4.3. Maximum Offering. The maximum number of shares of Stock which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 9.3, shall be 500,000 shares. If the total number of shares which would be purchased during any Offering Period exceeds the maximum number of available shares, the Committee shall make a pro rata allocation of the available shares in a manner that it determines to be equitable and the balance of payroll deductions credited to the Accounts of Participants shall be returned to such Participants as soon as administratively practicable.

                                    ARTICLE V
                                PURCHASE OF STOCK

     5.1. Automatic Exercise. On each Offering Termination Date, each Participant shall automatically and without any act on his part be deemed to have purchased Stock to the full extent of the payroll deductions credited to his Account during the Offering Period ending on such Offering Termination Date.

     5.2. Fractional Shares. Fractional shares of Stock may be purchased under the Plan.

     5.3. Acquisition of Stock. The Company may acquire Stock for use under the Plan from authorized but unissued shares, treasury shares. in the open market or in privately negotiated transactions.

     5.4. Accounting for Purchased Stock. All shares of Stock purchased pursuant to Section 5.1 shall be allocated as Shares to the appropriate Participant's Account as of the Offering Termination Date on which such shares are purchased.

                                   ARTICLE VI
                                   ACCOUNTING

     6.1. General. The Committee shall establish procedures to account for payroll deductions made by a Participant, the number of Shares of Stock purchased on a Participant's behalf and the number of Shares allocated to a Participant's Account.

     6.2. Allocation of Stock. Shares of Stock allocated to a Participant's Account shall be registered in the name of the Company or its nominee for the benefit of the Participant on whose behalf such shares were purchased.

     6.3. Accounting for Distributions. Shares of Stock distributed or sold from a Participant's Account shall be debited from his Account on a first-in first-out basis.

     6.4. Account Statements. Each Participant shall receive at least semiannual statements of all payroll deductions and shares of Stock allocated to his Account together with all other transactions affecting his Account.

                                   ARTICLE VII
                          WITHDRAWALS AND DISTRIBUTIONS

     7.1. Withdrawal of Shares. A Participant may elect to withdraw any number of Shares allocated to his Account by providing notification to the Company in accordance with procedures established by the Committee. As soon as administratively practicable following notification of a Participant's election to withdraw Shares, the Committee shall cause a certificate representing the number of Shares to be withdrawn to be delivered to the Participant.

     7.2. Distribution Upon Termination. As soon as administratively practicable after a Participant's termination of employment with the Company for any reason, a certificate representing all of such Participant's Shares shall be distributed to him (or his executor, in the event of his death).

     7.3. Distribution of Payroll Deductions. In the event a Participant terminates his employment with the Company or his participation in the Plan is terminated pursuant to Section 3.5, any payroll deductions allocated to his Account and not yet applied to purchase Stock in accordance with Section 5.1 shall be distributed to him in a cash lump sum as soon as administratively practicable thereafter.

                                  ARTICLE VIII
                                 ADMINISTRATION

     8.1. Appointment of Committee. The Board shall appoint a Committee to administer the Plan, which shall consist of no fewer than three members. The Board may from time to time appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee.

     8.2. Authority of Committee. The Committee shall have the exclusive power and authority to administer the Plan, including without limitation the right and power to interpret the provisions of the Plan and make all determinations deemed necessary or advisable for the administration of the Plan. All such actions, interpretations and determinations which are done or made by the Committee in good faith shall be final, conclusive and binding on the Company, the Participants and all other parties and shall not subject the Committee to any liability.

     8.3 Committee Procedures. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephone meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     8.4. Expenses. The Company will pay all expenses incident to the operation of the Plan, including the costs of recordkeeping, accounting fees, legal fees and the costs of delivery of stock certificates to Participants.

                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1. Transferability. Neither payroll deductions credited to a Participant's Account nor any rights with regard to the purchase of Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution.

     9.2. Status as Owner. Each Participant shall be deemed to legally own all shares of Stock allocated to his Account and shall be entitled to exercise all rights associated with ownership of the shares, including, without limitation, the right to vote such shares in all matters for which Stock is entitled to vote, receive dividends, if any, and tender such shares in response to a tender offer.

     9.3. Adjustment Upon Changes in Capitalization. In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, combination of shares, merger, consolidation or any other change in the corporate structure of the Company, or a sale by the Company of all or part of its assets, the Board may make appropriate adjustments in the number and kind of shares which are subject to purchase under the Plan and in the exercise price applicable to outstanding options.

     9.4. Amendment and Termination. The Board shall have complete power and authority to terminate or amend the Plan (including without limitation the power and authority to make any amendment that may be deemed to affect the interests of any Participant adversely); provided, however, that the Board shall not, without the approval of the shareholders of the Company (i) increase the maximum number of shares which may be offered under the Plan (except pursuant to Section 9.3)- (ii) modify the requirements as to eligibility for participation in the Plan; or (iii) in any other way cause the Plan to fail the requirements of section 423 of the Code.

     The Plan and all rights of Employees hereunder shall terminate: (i) at any time, at the discretion of the Board, in which case any cash balance in Participants' Accounts shall be refunded to such Participants as soon as administratively possible- or (ii) on the Offering Termination Date on which Participants become entitled to purchase a number of shares of Stock that exceeds the maximum number of shares available under the Plan.

     9.5. No Employment Rights. The Plan does not, directly or indirectly, create in any Employee any right with respect to continuation of employment by the Company and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's terms of employment at any time.

     9.6. Withholding. To the extent any payments or distributions under this Plan are subject to Federal, state or local taxes, the Company is authorized to withhold all applicable taxes. The Company may satisfy its withholding obligation by (i) withholding shares of Stock allocated to a Participant's Account, (ii) deducting cash from a Participant's Account, or (iii) deducting cash from a Participant's other compensation. A Participant's election to participate in the Plan authorizes the Company to take any of the actions described in the preceding sentence.

     9.7. Use of Funds. All payroll deductions held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to hold such payroll deductions in trust or otherwise segregate such amounts.

     9.8. Shareholder Approval. Notwithstanding the provision of Section 1.7 of the Plan, the Plan shall not take effect until approved by the shareholders of the Company.

     9.9. Choice of Law. Except to the extent superseded by Federal law, the laws of the State of Delaware will govern all matters relating to the Plan.

                                     * * * *

     To record the adoption of the Plan, TB Woods' Corporation has caused its authorized officers to affix its Corporate name and seal this 1st day of March, 1997.

[CORPORATE SEAL]                                TB Woods' Corporation

Attest:  /s/ Emma K. Gross                      By:  /s/ David H. Halleen

                                   EXHIBIT B

                                 [Front of Card]

                              TB Wood's Corporation

     This proxy is solicited by the Board of Directors of TB Wood's Corporation for the Annual Meeting of Stockholders on April 11, 1997.

     The undersigned Stockholder of TB Wood's Corporation (the "Corporation"), hereby revoking any contrary proxy previously given, hereby appoints Thomas C. Foley, Michael L. Hurt, and David H. Halleen or any one of them (with full power to act alone and to designate substitutes and to make revocations) attorneys and proxies of the undersigned, with authority to vote and act with respect to all shares of common stock of the Corporation which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders to be held on April 11, 1997 at 10:00 a.m. at the Harbor Court Hotel, 550 Light Street, Baltimore, Maryland 21202-6099, and any adjournments thereof, with all the powers the undersigned would possess if personally present, upon matters noted on the reverse and upon such other matters as may properly come before the meeting. The shares represented by this proxy shall be voted as follows:

                       (To be signed on the reverse side)

                              TB WOOD'S CORPORATION

                                 [Back of Card]

A       [X]       Please mark your
                  votes as in this
                  example.



                  FOR the foregoing   WITHHOLD AUTHORITY
                      nominee         to vote for foregoing nominee

1.  To elect          [  ]                  [  ]
    Michael L. Hurt
    as Director of
    the Second Class.



                                                FOR      AGAINST  ABSTAIN

2.  Resolution to adopt the TB Wood's          [  ]       [  ]     [  ]
    Employee Stock Purchase Plan for
    eligible employees of the Corporation

    This proxy confers authority to vote "FOR" the proposals listed unless otherwise indicated. If any other business is transacted at said meeting, this proxy shall be voted in accordance with the judgment of the proxies. The Board of Directors recommends a vote "FOR" the listed proposals.

    This proxy is solicited on behalf of the Board of Directors of TB Wood's Corporation and may be revoked prior to its exercise.

   PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY
        PROMPTLY USING THE ENCLOSED ENVELOPE.
 ______________________________________     Dated: _______________, 1997
     SIGNATURE(S) OF STOCKHOLDER
 ______________________________________     Dated: ______________, 1997
     SIGNATURE(S) OF STOCKHOLDER

NOTE:Signature(s)  should follow  exactly the name(s) on the stock  certificate.
     Executor, administrator, trustee or guardian should sign as such. If more than one trustee, all should sign. ALL JOINT OWNERS MUST SIGN.

LETTER SUBMITTED ON COMPANY LETTER HEAD

                                TB Wood's Corporation
                                440 North Fifth Avenue
                                Chambersburg, Pennsylvania 17201-1778
                                717.267.2900, ext.4403 tel     717.264.2869 fax






                                                              March 26, 1997

Securities and Exchange Commission
450 Fifth Street
Washington, DC  20549

                  Re:      TB Wood's Corporation Definitive Proxy Statement

Ladies and Gentlemen:

     We transmit for filing the Company's proxy statement and proxy for the 1997 Annual Meeting of Stockholders (the "Meeting").

     At the Meeting, the Company's stockholders will vote on a proposal to approve the TB Wood's Corporation Employee Stock Purchase Plan (the "Plan"). Pursuant to Schedule 14A, Item 10, Instruction 5, the Company hereby informs the Securities and Exchange Commission, as supplemental information, that, if the Plan is approved by the stockholders of the Company at the Meeting, the Company currently plans to register on Form S-8 promulgated under the Securities Act of 1933, as amended, within a reasonable period of time after the Meeting, the shares of the Company's Common Stock which may be sold pursuant to the Plan, provided that such registration shall occur no later than the date on which shares may first be purchased by Plan participants.

     If the staff has any questions or requires any additional information, please telephone the undersigned at (717) 267-2900, ext. 4403.


                                                     Sincerely,

                                                     /s/ Emma K. Gross
                                                     -----------------

                                                     Emma K. Gross
                                                     Corporate Secretary